FORM 8-A

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                          BENCHMARK ELECTRONICS, INC.
            (exact name of registrant as specified in its charter)

              TEXAS                                 74-2211011
     (State of incorporation           (I.R.S. Employer Identification No.)
        or organization)

      3000 TECHNOLOGY DRIVE
         ANGLETON, TEXAS                               77515
(Address of principal executive offices)            (Zip Code)

           Securities to be registered to Section 12(b) of the Act:

       Title of each class                Name of each exchange on which
       to be so registered                each class is to be registered

          COMMON STOCK,                       NEW YORK STOCK EXCHANGE
    PAR VALUE $.10 PER SHARE

       Securities to be registered pursuant to Section 12(g) of the Act:

                                     NONE

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

      The information set forth under the caption "Description of Capital Stock -- Common Stock" set forth in Registration Statement on Form S-3 (Registration No. 333-12901) of Benchmark Electronics, Inc. (the "Company") filed with the Securities and Exchange Commission is incorporated herein by reference.

ITEM 2.   EXHIBITS.

      Listed below are the exhibits filed with the New York Stock Exchange as part of this registration statement:

1.    The Company's Annual Report on Form 10-K for the year ended December 31,
      1996.

2. The Company's Proxy Statement dated April 18, 1997 relating to the 1997 Annual Meeting of the Company's Shareholders.

3.    Restated Articles of Incorporation of the Company.

4.    Amended and Restated Bylaws of the Company

5. Form of Certificate representing the Common Stock, par value $.10 per share.

6.    The Company's 1996 Annual Report to Shareholders.

                                   SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                          BENCHMARK ELECTRONICS, INC.

                                          By: /s/ GAYLA J. DELLY
                                                  Gayla J. Delly
                                                  Treasurer

Date: May 6, 1997